EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Flexsteel Industries, Inc. on Form S-8 of our reports dated August 9, 2002 appearing in and incorporated by reference in the Annual Report on Form 10-K of Flexsteel Industries, Inc. for the year ended June 30, 2002.



/s/
DELOITTE & TOUCHE, LLP
Minneapolis, Minnesota
June 4, 2003